Exhibit 3.3

Amended: February 20, 2007

NATIONAL FINANCIAL PARTNERS CORP.

AMENDED AND RESTATED BY-LAWS

ARTICLE ONE

STOCKHOLDERS

SECTION 1.1. Annual Meetings. An annual meeting of Stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place, on such dates and at such times, as the Board of Directors may from time to time fix.

SECTION 1.2. Special Meetings. Unless otherwise required by law, a special meeting of Stockholders may be called, for any purpose or purposes, at any time by either the (i) Chairman, if there be one, (ii) Chief Executive Officer, (iii) any President or Vice President or (iv) Secretary and shall be called by any such officer upon receipt of a written request made pursuant to a resolution of (a) a majority of the members of the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority include calling such meetings. Such request will state the purpose or purposes of the meeting. The ability of the Stockholders to call a special meeting is hereby expressly denied. Any such meeting shall be held at such time and at such place as shall be determined by the body calling such meeting and shall be stated in the notice of such meeting and only such business shall be conducted as shall be specified in the notice of the special meeting.

SECTION 1.3. Notice of Meeting. For each meeting of Stockholders, written notice shall be given stating the place, date and hour, the means of remote communications, if any, by which Stockholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of Stockholders required by Section 1.9 will not be at such place at least 10 days prior to the meeting, the place where such list will be. The written notice of any meeting shall be given not less than 10 and not more than 60 days before the date of the meeting to each Stockholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. Business transacted at any special meeting shall be confined to the purposes stated in the call.

SECTION 1.4. Quorum. Except as otherwise required by law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting. Any meeting of the Stockholders, whether or not a quorum is present, may be adjourned, without notice other than announcement at the meeting, from time to time to reconvene at the same or another time or place, by the chairman of the meeting or by the affirmative vote of a majority of the holders of record present or represented by proxy at such meeting. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 1.5. Chairman and Secretary at Meeting. Each meeting of Stockholders shall be presided over by the Chief Executive Officer, or in his or her absence, the person designated in writing by the Chief Executive Officer, or if no person is so designated, then a person designated by the Board of Directors, and if no such designated person is present, the Stockholders at the meeting in person or represented by proxy may elect a presiding officer from among the persons present. The Secretary, or in his or her absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

SECTION 1.6. Voting; Proxies. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Section 1.10:

(a) Each Stockholder shall at every meeting of the Stockholders be entitled to one vote for each share of capital stock held by him or her.

(b) Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c) Each matter, including the election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

(d) Election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting.

(e) Without limiting the manner in which a Stockholder may authorize another person or persons to act for such Stockholder as proxy, the following shall constitute a valid means by which a Stockholder may grant such authority:

(i) A Stockholder may execute a writing authorizing another person or persons to act for such Stockholder as proxy. Execution may be accomplished by the Stockholder or such Stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A Stockholder may authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 1.7. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 1.7 and on the record date for the determination of Stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.7.

(a) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(b) To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of

Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(c) To be in proper written form, a Stockholder’s notice to the Secretary must set forth as to each matter such Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such Stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iv) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and (v) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of Stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.7; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.7 shall be deemed to preclude discussion by any Stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 1.8. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of Stockholders, or at any special meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 1.8 and on the record date for the determination of Stockholders entitled to notice of and to vote at such meeting, (ii) who satisfies the minimum eligibility requirements specified in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) who complies with the notice procedures set forth in this Section 1.8.

(a) In addition to any other applicable requirements, for a nomination to be made by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(b) To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

(c) To be in proper written form, a Stockholder’s notice to the Secretary must set forth (a) as to each person whom the Stockholder proposes to nominate for election as a director (i) the written consent of the person for nomination as a director, (ii) a resume or other written statement of the qualifications of the person for nomination as a director, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the Stockholder giving the notice (i) evidence in accordance with Rule 14a-8 of the Exchange Act of compliance with the Stockholder eligibility requirements (including the Stockholder’s name and evidence of the Stockholder’s ownership of shares of capital stock of the Corporation, including the class or series and number of shares owned beneficially or of record by such Stockholder and the length of time of ownership), (ii) a description of all arrangements or understandings between such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, (iii) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (iv) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.8. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 1.9. Adjourned Meetings. A meeting of Stockholders may be adjourned, pursuant to Section 1.4, from time to time to reconvene at the same or another time or place, and notice need not be given of any such adjourned meeting if the time and place thereof and the means of remote communications, if any, by which Stockholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Unless the Board of Directors fixes a new record date, Stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote. At the adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 1.10. Consent of Stockholder in Lieu of Meeting.

(a) Any action that may be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if (i) one or more consents in writing, stating the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted, (ii) the consents are delivered to the Corporation by delivery to its registered office in its state of incorporation (by hand, or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded, and (iii) the procedures set forth in Section 1.10 and 1.12 are satisfied.

(b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a Stockholder or by a person or persons authorized to act for a Stockholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.10, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the Stockholder or by a person or persons authorized to act for the Stockholder and (ii) the date on which such Stockholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Stockholders are recorded.

(c) In the event of the delivery, in the manner provided by this Section 1.10 and applicable law, to the Corporation of a signed written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 1.10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders. The action by written consent and without a meeting will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents to take the corporate action were delivered to the Corporation. In the event that the action by written consent and without a meeting fills a vacancy or vacancies on the Board of Directors or otherwise elects a director or directors to the Board of Directors, such newly elected director or directors shall take office and have the authority of a director conferred upon them as of the date and time of the certification, and not the date of delivery to the Corporation, of the written consents. In the event that the action by written consent and without a meeting replaces a director or directors on the Board of Directors, the authority of such replaced director or directors shall continue until the date and time of the certification of the written consents. Nothing contained in this Section 1.10(c) shall in any way be construed to suggest or imply that the Board of Directors or any Stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d) Written consents will not be effective to take the corporate action referred to unless written consents sufficient to take such action are delivered to the Corporation within 60 days of the date of the earliest dated consent so delivered. Notice of the taking of such action shall be given promptly to each Stockholder, if any, that would have been entitled to vote on such action at a meeting of Stockholders and that did not consent to such action in writing.

SECTION 1.11. List of Stockholders Entitled to Vote. At least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder, shall be prepared and shall be open to the examination of any Stockholder for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the place of the meeting during the whole time of the meeting and may be inspected by any Stockholder who is present.

SECTION 1.12. Fixing of a Record Date. The Board of Directors, by resolution, may fix a date for determining the Stockholders of record for any lawful action, which record date shall not be earlier than the date of such resolution. The record date shall be determined as follows:

(a) The record date for Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment of the meeting shall not be more than 60 nor less than 10 days before the date of the meeting. If no such record date is fixed by the Board of Directors, the record date shall be at the close of business on the day immediately preceding the date on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) The record date for determining the Stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.12(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.12(b) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.12(b), the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) The record date for determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining Stockholders for any such action shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such action.

ARTICLE TWO

DIRECTORS

SECTION 2.1. Powers. The business and affairs of the Corporation shall be at the direction of the Board of Directors. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the Stockholders.

SECTION 2.2. Number; Term of Office; Qualifications; Vacancies. The number of directors that shall constitute the whole Board of Directors shall be three or such number as may be determined from time to time by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board. Directors shall be elected at the annual meeting of Stockholders to hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of Stockholders and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled, subject to Section 2.3 and 2.4, by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office, subject to Sections 2.3 and 2.4, until the next annual meeting of Stockholders and until their respective successors are elected and qualified.

SECTION 2.3. Resignation. Any director of the Corporation may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified in the notice or, if no time be specified, upon receipt of the notice by the Board of Directors or one of the above-named officers; and, unless specified in the notice, acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

SECTION 2.4. Removal. Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors. In the event one or more directors be so removed, a new director or directors may be elected by the Stockholders at the time of such removal; any vacancy resulting from such removal, if not so filled by such election by the Stockholders, may be filled as provided in Section 2.2.

SECTION 2.5. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of Stockholders at the same place as that at which such meeting was held.

SECTION 2.6. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chief Executive Officer or any Vice President and shall be called by the Chief Executive Officer or the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least one director. Any such meeting shall be held at such time and at such place, within or without the state of incorporation, as shall be determined by the body or officer calling such meeting. Notice of such meeting stating the time, place and purposes thereof shall be given:

(a) by deposit of the notice in the United States mail, first class, postage prepaid, at least three days before the day fixed for the meeting addressed to each director at his or her address as it appears on the Corporation’s records or at such other address as the director may have furnished the Corporation for that purpose, or

(b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

SECTION 2.7. Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chief Executive Officer, or in his or her absence, the person designated in writing by the Chief Executive Officer, or if no such person is so designated, then by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his or her absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

SECTION 2.8. Quorum. A majority of directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one is present, then that one director) may adjourn the meeting without notice until such time as a quorum is present. Except as otherwise required by the Certificate of Incorporation or these By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.9. Meeting by Telephone or Remote Communication. Members of the Board of Directors or of any committee of the Board of Directors may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 2.10. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent to such action in writing and the written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

SECTION 2.11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine. Any such committee, to the extent provided in such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence of a member of a committee or in the event a member of a committee is disqualified from voting, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall have such name as may be determined from time to time by the Board of Directors.

SECTION 2.12. Compensation. A director shall receive such sum, if any, as may from time to time be fixed by the Board of Directors for attendance at each meeting of the Board of Directors or of a committee and such sum, if any, for his or her services as a director or as a member of a committee as may from time to time be fixed by the Board of Directors. A director may also be reimbursed for his or her expenses in attending any meeting. Any director who serves the Corporation in any capacity other than as a member of the Board of Directors or of a committee may receive compensation for such service.

ARTICLE THREE

OFFICERS

SECTION 3.1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be Stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

SECTION 3.2. Election. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 3.3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

SECTION 3.4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Stockholders and of the Board of Directors. He or she shall be, unless otherwise provided by the Board of Directors, the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

SECTION 3.5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence of the Chairman of the Board of Directors or in the event of his or her disability, or if there be no Chairman of the Board of Directors, the President shall preside at all meetings of the Stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President, unless otherwise provided by the Board of Directors, shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

SECTION 3.6. Vice Presidents. At the request of the President or in his or her absence or in the event of the inability or refusal of the President to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 3.7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 3.8. Treasurer. The Treasurer, if there be any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

SECTION 3.9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the disability or refusal of the Secretary to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 3.10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the disability or refusal of the Treasurer to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

SECTION 3.11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE FOUR

CAPITAL STOCK

SECTION 4.1. Certificated or Uncertificated Form. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe or shall be evidenced in uncertificated form pursuant to the customary arrangements for issuing shares in such form or pursuant to such terms as the Board of Directors may from time to time prescribe.

SECTION 4.2. Stock Certificates. Each certificate shall be signed by or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of or all the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such position before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she held such position at the date of issue.

SECTION 4.3. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

SECTION 4.4. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner of such share exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner of such share, notwithstanding notice to the Corporation to the contrary.

SECTION 4.5. Lost, Stolen, Destroyed or Mutilated Certificates. If a certificate has been lost, destroyed or wrongfully taken, a new certificate may be issued upon such terms as the Board of Directors may from time to time prescribe.

ARTICLE FIVE

MISCELLANEOUS

SECTION 5.1. Indemnification of Directors, Officers and Employees. The Corporation may indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Section 5.1 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Section 5.1. The rights to indemnification and to the advancement of expenses conferred in this Section 5.1 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Section 5.1 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

SECTION 5.2. Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, these By-Laws or any provisions of the general business corporation law of the Corporation’s state of incorporation, a written waiver of notice, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 5.3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 5.4. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE SIX

AMENDMENT OF BY-LAWS; CONFORMITY TO LAW

SECTION 6.1. Amendment. To the extent permitted by law, these By-Laws may be adopted, amended or repealed by the Stockholders; or by the Board of Directors by a majority vote of the whole Board.

SECTION 6.2. Conformity to Law. To the extent that any provision of these By-Laws, including any time period herein, shall be inconsistent with any provision of the General Corporation Law of the State of Delaware, such law shall be deemed to govern and the provisions hereof modified to the extent of any such inconsistency.

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